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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                      EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                                Collection Period:                              1-May-99             31-May-99
                                                Distribution Date:                             15-Jun-99

                                                                                                                 Per $1,000 of
                                                                                                                   Original
Statement for Class A and Class B Certificateholders Pursuant                                                   Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                        Certificate Amount
                                                                                                               ------------------
(i)    Principal Distribution
           Class A Certificate Amount                                                       $ 4,019,928.11        $10.30734102
           Class B Certificate Amount                                                       $   189,420.70        $10.30692676

(ii)   Interest Distribution
           Class A Certificate Amount                                                       $   211,304.17        $ 0.54179679
           Class B Certificate Amount                                                       $    10,201.54        $ 0.55509522

(iii)  Servicing Fee                                                                        $    35,687.86        $ 0.08738793

(iv)   Class A Certificate Balance (after principal distributions)                          $36,877,652.38
       Class A Pool Factor (after principal distributions)                                       0.0945566
       Class B Certificate Balance (after principal distributions)                          $ 1,738,429.40
       Class B Pool Factor (after principal distributions)                                       0.0945930

(v)    Total Pool Balance (end of Collection Period)                                        $38,616,081.78

                                                                                            Current Period       Cumulative
                                                                                           ----------------   ----------------

(vi)   Defaulted Receivables                                                                $   144,445.60      $14,109,067.99
       Liquidation Proceeds                                                                     256,478.54        8,213,047.52
                                                                                           ----------------   ----------------
       Aggregate Net Losses                                                                 $  (112,032.94)     $ 5,896,020.47
                                                                                           ================   ================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                                $         -
           Interest Portion                                                                 $         -

(viii) Class A Interest Carryover Shortfall                                                 $         -
       Class B Interest Carryover Shortfall                                                 $         -
       Class A Principal Carryover Shortfall                                                $         -
       Class B Principal Carryover Shortfall                                                $         -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                        $ 6,125,764.72

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                   $ 6,125,764.72
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